Exhibit 16.1

UNIT 114B – 8988 FRASERTON COURT BURNABY, BC V5J 5H8 T: 604.239.0868 F: 604.239.0866	A CHAN AND COMPANY LLP CHARTERED PROFESSIONAL ACCOUNTANTS

March 3, 2017
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549
We have read the statements of Igen Networks Corp., pertaining to our firm included under Item 4.01 of Form 8-K dated March 3, 2017 and agree with such statements as they pertain to our firm.
Yours truly,
/s/ “A Chan & Company LLP”
Chartered Professional Accountants